7. Execution (*all incorporators must sign*):

Signature: [signature] **Date:** 06/13/2012 *(mm/dd/yyyy)*

Print Name: Stan Windhorn

Signature: ____________________ **Date:** ______ *(mm/dd/yyyy)*

Print Name: ______

Signature: ____________________ **Date:** ______ *(mm/dd/yyyy)*

Print Name: ______

Contact Person: Stan Windhorn

Daytime Phone Number: (760) 730-3096 Email: stan@greenmeadowproducts.com

Checklist

- [✓] ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- [✓] The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- [✓] The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- [✓] For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- [✓] Please submit one **originally signed** document and one exact photocopy of the filing.
- [✓] **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Other Requirements:

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.